Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 26, 2019, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-248092) and related Prospectus of Analog Devices, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 31, 2020